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                                                                   EXHIBIT 10.37

                                   $22,491,000
                           [PHIBRO ANIMAL HEALTH LOGO]
                           22,491 UNITS CONSISTING OF

     $18,207,000 13% SENIOR SECURED NOTES DUE 2007 OF PHIBRO ANIMAL HEALTH
                                  CORPORATION

                                       AND

  $4,284,000 13% SENIOR SECURED NOTES DUE 2007 OF PHILIPP BROTHERS NETHERLANDS
                                    III B.V.

                               PURCHASE AGREEMENT

                                                                December 9, 2004

JEFFERIES & COMPANY, INC.
520 Madison Avenue
12th Floor
New York, NY 10022

Ladies and Gentlemen:

         Phibro Animal Health Corporation, a New York corporation (the "Company" or the "U.S. Issuer"), Philipp Brothers Netherlands III B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and an indirect wholly-owned subsidiary of the Company (the "Dutch Issuer" and, together with the U.S. Issuer, the "Issuers"), the Domestic Guarantors (as defined below) (together with the U.S. Issuer, the "Domestic Obligors") parties hereto and the Foreign Guarantors (as defined below) (together with the Dutch Issuer, the "Foreign Obligors" and, together with the Domestic Obligors, the "Obligors") parties hereto hereby agree (this "Agreement") with you as follows:

         1. ISSUANCE OF UNITS. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to Jefferies & Company, Inc. (the "Initial Purchaser") 22,491 Units (each a "Unit" and, collectively, the "Units"), each Unit consisting of $809.5238095 principal amount of 13% Senior Secured Notes due 2007 issued by the Company (the "U.S. Notes") and $190.4761905 principal amount of 13% Senior Secured Notes due 2007 issued by the Dutch Issuer (the "Dutch Notes" and, together with the U.S. Notes, the "Notes"). The Notes, as Units, will be issued pursuant to an indenture (as supplemented by the Supplemental Indenture dated as of June 25, 2004 the "Existing Indenture" and, as further supplemented by the Second Supplemental Indenture dated as of December 8, 2004 (the "Second Supplemental Indenture"), the "Indenture"), dated as of October 21, 2003, by and among the Issuers, the Guarantors (as defined below) parties thereto, and HSBC Bank USA, National Association, as trustee (in such capacity, the "Trustee") and as collateral agent (in such capacity, the "Collateral Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

         The Units will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Units and Notes shall bear the legends set forth in the final offering circular, dated the date hereof (the "Final Offering Circular"). The Issuers have prepared a preliminary offering circular, dated

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November 18, 2004 (the "Preliminary Offering Circular"), and the Final Offering
Circular relating to the offer and sale of the Units (the "Offering"). "Offering Circular" means, as of any date or time referred to in this Agreement, the most recent offering circular (whether the Preliminary Offering Circular or the Final Offering Circular, and any amendment or supplement to either such document), including, without limitation, exhibits and schedules thereto.

         In connection with the sale of the Units, the Company obtained the requisite consents of holders of 105,000 of its existing units (the "Existing Units") consisting of $85.0 million aggregate principal amount of its 13% Senior Secured Notes due 2007 previously issued by the Company under the Indenture (the "Existing U.S. Notes") and $20.0 million aggregate principal amount of its 13% Senior Secured Notes due 2007 previously issued by the Dutch Issuer under the Indenture (the "Existing Dutch Notes" and, together with the Existing U.S. Notes, the "Existing Notes") to amend the Indenture to, among other things, permit the issuance of the Units, in each case, as more fully described in that certain Consent Solicitation Statement dated November 18, 2004 (as amended by an Amendment and Supplement dated November 23, 2004 to Consent Solicitation Statement and as further amended by an Amendment and Supplement dated November 30, 2004, the "Solicitation Statement") of the Company (the "Consent Solicitation").

         2. TERMS OF OFFERING. The Initial Purchaser has advised the Issuers, and the Issuers understand, that the Initial Purchaser will make offers to sell (the "Exempt Resales") some or all of the Units purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Circular, as amended or supplemented, to persons (the "Subsequent Purchasers") whom the Initial Purchaser (i) reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act, as such Rule may be amended from time to time ("QIBs"), (ii) reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be institutional "accredited investors" ("Accredited Investors") as defined in Rule 501(a)(1), (2), (3) or
(7) under the Act or (iii) reasonably believes to be non-U.S. persons in reliance upon Regulation S under the Act.

         Pursuant to the Indenture, (x) all Domestic Restricted Subsidiaries of the Company, jointly and severally, shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes, the Collateral Agent and the Trustee, the payment and performance of the Issuers' respective obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a "Domestic Guarantor" and such subsidiaries being referred to herein, collectively, as the "Domestic Guarantors"), such guarantee being referred to herein as a "Domestic Guarantee", (y) all Restricted Subsidiaries of the Dutch Issuer, jointly and severally, shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Dutch Notes, the Collateral Agent and the Trustee, the payment and performance of the Dutch Issuer's obligations under the Indenture and the Dutch Notes (each such subsidiary being referred to herein as a "Foreign Guarantor" and such subsidiaries being referred to herein, collectively, as the "Foreign Guarantors" and, together with the Domestic Guarantors, the "Guarantors"), such guarantee being referred to herein as a "Foreign Guarantee", and (z) the Company shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Dutch Notes, the Collateral Agent and the Trustee, the payment and performance of the Dutch Issuer's obligations under the Indenture and the Dutch Notes, such guarantee being referred to herein as the "Company Guarantee".

         Pursuant to the terms of (1) the Domestic Collateral Agreements, the Notes, the Domestic Guarantees and the Company Guarantee will (and the Existing Notes, the existing Domestic Guarantees and the existing Company Guarantee (as each such term is defined in the Indenture) will continue to) be secured by Liens in substantially all of the assets of the Company and the assets of the Domestic Guarantors (other than real property and interests therein), including, without limitation, a pledge of the Capital Stock owned directly by the Company and such Domestic Guarantors (provided, however, that no such pledge will include more than 65% of the Voting Stock of any Foreign Subsidiary directly owned by

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the Company or any such Domestic Guarantor) and (2) the Foreign Collateral
Agreements (other than the Floating Charge Agreement (as defined below)), upon execution of the Floating Charge Agreement by an EU-qualified institution, acting as sub-collateral agent thereunder, and filing thereof in accordance with Belgian law (the "Belgium Condition"), the Floating Charge Agreement, the Dutch Notes and the Foreign Guarantees will (and the Existing Dutch Notes and the existing Foreign Guarantees (as such term is defined in the Indenture) will continue to) be secured by Liens consisting of a first priority pledge of all of the accounts receivable, a first priority security interest or floating charge on the inventory (to the extent permitted by applicable law), a first priority mortgage on substantially all real property of each of the Dutch Issuer and each Foreign Guarantor, a first priority pledge of 100% of the Capital Stock of each direct Subsidiary of each of the Dutch Issuer and each such Foreign Guarantor and a first priority pledge of the intercompany loans made by the Dutch Issuer to its Restricted Subsidiaries, which Liens, in each case, shall be subject to Permitted Liens.

         Holders of the Units (including, without limitation, Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Units and Notes (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Date, as such term is defined below. Pursuant to the Registration Rights Agreement, the Issuers will agree, among other things, to file with the Securities and Exchange Commission (the "SEC") (a) a registration statement under the Act registering the offer and sale of senior secured units (the "Exchange Units") and senior secured notes (the "Exchange Notes") which shall be identical to the Units and the underlying Notes, respectively (except that the Exchange Units and Exchange Notes shall have been registered pursuant to such registration statement, will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Units and the underlying Notes (such offer to exchange being referred to as the "Exchange Offer"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Units and the underlying Notes. If required under the Registration Rights Agreement, the Issuers will issue Exchange Units and Exchange Notes to the Initial Purchaser (the "Private Exchange Units" and "Private Exchange Notes", respectively). If the Issuers shall fail to satisfy their respective obligations under the Registration Rights Agreement, they will be required to pay additional interest to the holders of the Units and underlying Notes under certain circumstances, as set forth in the Registration Rights Agreement. Such registration statements may include Exchange Units and Exchange Notes with respect to the Units, Notes, Existing Units and Existing Notes.

         This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreement, the Units, the Notes, the Guarantees, the Company Guarantee, the Exchange Units, the Exchange Notes, the Private Exchange Units and the Private Exchange Notes are referred to herein as the "Documents." As used herein, unless the context otherwise requires, the terms "Units" and "Exchange Units" shall include the underlying Notes and underlying Exchange Notes, respectively.

         3. PURCHASE, SALE AND DELIVERY. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the selling restrictions, terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers, 22,491 Units for an aggregate purchase price of $22,266,090.00. Delivery to the Initial Purchaser of and payment for the Units shall be made at a closing (the "Closing") to be held at 10:00 a.m., New York time, on December 21, 2004 (the "Closing Date") at the New York offices of Mayer, Brown, Rowe & Maw LLP.

         The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Units and underlying Notes in definitive form, for your account registered in such names and denominations as the Initial Purchaser may request no later than 9:00 p.m. two days immediately preceding the Closing Date, against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Issuers shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Units in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Mayer, Brown, Rowe & Maw LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Units to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Issuers, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

         4. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS. Each Obligor, on behalf of itself and its Subsidiaries (as defined below), represents and warrants to the Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a) The Preliminary Offering Circular as of its date did not, and the Final Offering Circular as of its date did not, and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Obligor makes any representation or warranty as to information furnished in writing to the Company by the Initial Purchaser specifically for use therein. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by this Agreement or any other Document is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates contained, and the Final Offering Circular, as amended or supplemented, as of the Closing Date will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

(b) Each corporation, partnership, or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of Capital Stock is listed on Schedule I attached hereto (the "Subsidiaries"). The Capital Stock of each such Subsidiary owned, directly or indirectly, by the Company, is owned by the Company, as of the Closing Date, free and clear of all Liens other than Permitted Liens and in the case of La Cornubia S.A, Liens in favor of its creditors (including The Republic of France) pursuant to bankruptcy proceedings filed with respect to La Cornubia S.A. in The Republic of France. Each Unrestricted Subsidiary of the Company set forth on such Schedule has an asterisk ("*") next to the name of such Unrestricted Subsidiary.

(c) Such Obligor and its Subsidiaries (i) have been duly organized or formed, as the case may be, are validly existing and are in good standing (to the extent relevant in such jurisdiction) under the laws of their jurisdiction of organization or formation, as the case may be, (ii) have all requisite corporate or other power and corporate or other authority to carry on their business and to own, lease and operate their properties and assets, and (iii) are duly qualified or licensed to do business and are in good standing (to the extent relevant in such jurisdiction) as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its

      Subsidiaries, taken as a whole, (B) the ability of such Obligor to perform its obligations in all material respects under any Document to which it is a party, (C) the enforceability of any Collateral Agreement or the attachment, perfection or priority of any of the Liens intended to be created thereby or (D) the validity of any of the Documents or the consummation of any of the transactions contemplated therein (each, a "Material Adverse Effect").

(d) All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and (subject to Section 630 of the Business Corporation Law of the State of New York) nonassessable, and were not issued in violation of, and except as set forth in the Final Offering Circular are not subject to, any preemptive or similar rights. The column entitled "Actual" in the table under the caption "Capitalization" in the Final Offering Circular (including the footnotes thereto) sets forth, as of September 30, 2004, the capitalization of the Company. All of the outstanding shares of Capital Stock of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, "Liens"), other than those imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions and Liens constituting Permitted Liens and in the case of La Cornubia S.A, Liens in favor of its creditors (including The Republic of France) pursuant to bankruptcy proceedings filed with respect to La Cornubia S.A. in The Republic of France. Except as set forth in the Final Offering Circular, there are no outstanding (A) options, warrants or other rights for third parties to purchase from the Company or any of its Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue to third parties or (C) other rights of third parties to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of Capital Stock in the Company or any of its Subsidiaries.

(e) No holder of securities of the Issuers or any of their respective Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Issuers and the Guarantors with respect to the Exchange Units, the Exchange Notes, the Private Exchange Units or the Private Exchange Notes pursuant to the Registration Rights Agreement.

(f) Such Obligor has all requisite corporate or other power and corporate or other authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated thereby.

(g) The execution, delivery and performance of each of this Agreement, the Indenture and the Collateral Agreements to which such Obligor is a party have been duly and validly authorized by such Obligor. Each of the Existing Indenture and the existing Collateral Agreements (as such term is defined in the Indenture) constitute, and the Second Supplemental Indenture, the Foreign Collateral Agreements (other than the Floating Charge Agreement), and subject to the Belgium Condition, the Floating Charge Agreement, when executed and delivered by such Obligor to the extent it is a party thereto, will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(h) The execution, delivery and performance of the Registration Rights Agreement has been duly and validly authorized by such Obligor. The Registration Rights Agreement, when executed and delivered by such Obligor, will constitute a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except that
      (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by Federal and state securities laws and public policy considerations.

(i) The Units and the underlying Notes, when issued, will be in the form contemplated by the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The execution, delivery and performance of each of the Units, Exchange Units, Private Exchange Units, Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by each Issuer that is to be a maker thereof and, in the case of the Notes and Units, when authenticated, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of such Issuer, entitled to the benefit of the Indenture, the Collateral Agreements (including the existing Collateral Agreements (as such term is defined in the Indenture)) (other than the Floating Charge Agreement), the Registration Rights Agreement and subject to the Belgium Condition, the Floating Charge Agreement, and enforceable against such Issuer in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. Upon and following delivery to the Initial Purchaser, the Units and the underlying Notes will rank at least pari passu in right of payment with all other Indebtedness of the Issuer that is the maker thereof that is outstanding on the Closing Date or that may be incurred thereafter and senior in right of payment to all Indebtedness of such Issuer that is outstanding on the Closing Date or that may be incurred thereafter and which by its terms is subordinated in right of payment to all other Indebtedness of such Issuer.

(j) The execution, delivery and performance of each of the Domestic Guarantees, the Foreign Guarantees and the Company Guarantee have been duly and validly authorized by the Domestic Guarantors, the Foreign Guarantors and the Company, respectively, and, when executed by each such Obligor to the extent it is a party thereto, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of such Obligor, entitled to the benefit of the Indenture, the Collateral Agreements (including the existing Collateral Agreements (as such term is defined in the Indenture)) (other than the Floating Charge Agreement), the Registration Rights Agreement and subject to the Belgium Condition, the Floating Charge Agreement, and enforceable against such Obligor in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. Upon and following delivery to the Initial Purchaser, each Guarantee and the Company Guarantee will rank at least pari passu in right of payment with all other Indebtedness of the Guarantor that is the maker thereof and the Company, respectively, that is outstanding on the Closing Date or that may be incurred thereafter and senior in right of payment to all Indebtedness of such Guarantor or the Company, as the case may be, that is outstanding on the Closing Date or that may be incurred thereafter and which by its terms is subordinated in right of payment to all other Indebtedness of such Guarantor or the Company, as the case may be.

(k) Neither such Obligor nor any of its Subsidiaries is in violation of its certificate of incorporation, by-laws, limited liability operating agreement or other organizational document (as applicable with respect to such Obligor or such Subsidiary, its "Charter Documents"). Neither such Obligor nor any of its Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order, except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect (collectively, "Applicable Law") of any Federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign having jurisdiction over such Obligor or any of its Subsidiaries or any of their respective assets, properties or operations (each, a "Governmental Authority") applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of Indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), other than as disclosed in the Final Offering Circular and the filing of the Existing Floating Charge Agreement in accordance with Belgian law and except for any such breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would (a) constitute a violation of any such (i) Charter Document or (ii) Applicable Law, (b) constitute a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any Indebtedness and, in the case of clause (a)(ii), (b) or (c) above, could reasonably be expected to result in a Material Adverse Effect.

(l) Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of such Obligor or any of its Subsidiaries (except for Liens created pursuant to the Documents and the Credit Agreement), or result in an acceleration of Indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or
      (iii) any Applicable Law, subject to the satisfaction of the conditions set forth in Sections 7(q) and (r) and except for conflicts, violations, breaches, defaults, consents, Lien impositions or accelerations of Indebtedness that, in the case of clause (ii) or (iii) above, would not result in a Material Adverse Effect. Immediately after consummation of the Offering and the transactions contemplated in the Documents (including the application of the proceeds of the Units as disclosed in the Final Offering Circular), no Default or Event of Default (each, as defined in the Indenture) will exist.

(m) When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Final Offering Circular.

(n) No consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Issuers of the Units to the Initial Purchaser or the consummation by the Obligors of the other transactions contemplated hereby, subject to the satisfaction of the conditions set forth in Sections 7(q) and (r) and except such as have been obtained (and are in full force and effect) and such as may be required under foreign securities laws or state securities or "Blue Sky" laws in connection with the purchase and resale of the Units by the Initial Purchaser.

(o) Except as disclosed in the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of such Obligor, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, have a Material Adverse Effect. Such Obligor is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of such Obligor or any of its Subsidiaries, threatened that (i) asserts that the offer, sale and delivery of the Units to the Initial Purchaser pursuant to this Agreement or the initial resale of the Units by the Initial Purchaser in the manner contemplated by this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Units, including the Exempt Resales, or the use of the Preliminary Offering Circular, the Final Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

(p) Such Obligor and its Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Offering Circular ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; such Obligor and its Subsidiaries have fulfilled and performed all of their obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except (i) as disclosed in the Final Offering Circular and (ii) where such failure to perform such obligations would not, individually or in the aggregate, result in a Material Adverse Effect; and neither such Obligor nor any of its Subsidiaries have received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Offering Circular or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Such Obligor and each of its Subsidiaries has good and marketable title to all real property owned by it and good title to all personal property owned by it and good and indefeasible title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens). All Applicable Agreements to which such Obligor or any of its Subsidiaries is a party or by which any of them is bound are valid and enforceable against such Obligor or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The assets of such Obligor and its Subsidiaries include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted and as proposed to be conducted (as described in the Final Offering Circular), and such assets are in good working condition, except where the failure of such assets to be in working condition would not, individually or in the aggregate, have a Material Adverse Effect.

(r) All Tax returns required to be filed by such Obligor and each of its Subsidiaries have been filed (taking into account all applicable extensions) and all such returns are true, complete and correct in all material respects. All material Taxes that are due from such Obligor and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). To the knowledge of such Obligor, after due inquiry, there are no actual or proposed Tax assessments against such Obligor or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate in all material respects to meet any assessments of Tax accrued through the date as of which they relate and for which such Obligor or any of its Subsidiaries may be liable. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto.

(s) Such Obligor and each of its Subsidiaries owns, or is licensed under, and has the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary for the conduct of its businesses and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens, except where the failure to do so could reasonably be expected to have a Material Adverse Effect. To such Obligor's knowledge, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by such Obligor or any of its Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect). To such Obligor's knowledge, the use of such Intellectual Property by such Obligor or any of its Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(t) Such Obligor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(u) The audited consolidated financial statements and related notes of the Company and its Subsidiaries contained in the Final Offering Circular (the "Financial Statements") present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and except as disclosed in the Final Offering Circular, the requirements of Regulation S-X of the Act. The historical financial data set forth under "Summary Consolidated Financial Data" and "Selected Consolidated Historical Financial Information" included in the Final Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Final Offering Circular are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. PricewaterhouseCoopers LLP are independent public accountants with respect to the Company.

(v)   [INTENTIONALLY OMITTED]

(w) Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as disclosed in the Final Offering Circular, (i) neither the Company nor any of its Subsidiaries has (x) incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company and its Subsidiaries, or
      (y) entered into any transactions not in the ordinary course of business which are material with respect to the Company and its Subsidiaries considered as one enterprise, (ii) there has not been any material decrease in the Capital Stock or any material increase in long-term Indebtedness or any material increase in short-term Indebtedness of the Company and its Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, since June 30, 2004 (each of clauses (i), (ii) and (iii), a "Material Adverse Change"). To the knowledge of such Obligor after due inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect, except such events that have been adequately disclosed in the Final Offering Circular.

(x) No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries.

(y) All Indebtedness represented by the Notes is being incurred for the purposes set forth in the Final Offering Circular under the heading "Use of Proceeds." On the Closing Date, such Obligor will be solvent. As used in this paragraph, "solvent" means, with respect to a particular date, that on such date the present fair market value (present fair saleable value) of the assets of such Obligor is not less than the total amount required to pay the probable liabilities of such Obligor on its total existing debts and liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, such Obligor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, assuming the sale of the Units and the making of the Guarantees and the Company Guarantee as contemplated by this Agreement and the Final Offering Circular, such Obligor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, and such Obligor is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Obligor is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(z) The Issuers have not and, to their knowledge, no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of either Issuer to facilitate the sale or resale of any of the Units or Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Units, or (iii) except as disclosed in the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuers.

(aa) Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons and (ii) the accuracy of the Initial Purchaser's representations contained herein.

(bb) When issued and delivered pursuant to this Agreement and the Indenture, the Units and Notes will be eligible for resale pursuant to Rule 144A under the Act and no other securities of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as the Units or Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Issuers of the same class as the Units or Notes have been offered, issued or sold by the Issuers or any of their respective Affiliates within the six-month period immediately prior to the date hereof, except to the extent the Company filed with the SEC a registration statement on Form S-4 with respect to the Existing Notes (for which registration statement the Company has sent a notice of withdrawal to the SEC).

(cc) Neither of the Issuers nor any of their respective Affiliates or other person acting on behalf of either Issuer has offered or sold the Units by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Units sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and each Issuer, each Affiliate of either Issuer and each other person acting on behalf of either Issuer have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

(dd) Each of the Company, its Subsidiaries, and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of
      Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to each "pension plan" (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, its Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, except where the failure to do so would not lead to a liability to any such pension plan not reflected in all material respects in the Final Offering Circular, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code (as defined below). Neither the Company, its Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. "ERISA Affiliate" means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001 of ERISA.

(ee) Except as disclosed in the Final Offering Circular, (i) such Obligor is not a party to or bound by any collective bargaining agreement with any labor organization other than the collective bargaining agreements listed on Schedule II hereto; (ii) there is no union representation question existing with respect to the employees of such Obligor, and, to the knowledge of such Obligor, no other union organizing activities are taking place; (iii) to such Obligor's knowledge, no union organizing or decertification efforts are underway or threatened against such Obligor; (iv) no labor strike, work stoppage, slowdown, or other labor dispute is pending against such Obligor, or, to the knowledge of such Obligor, threatened against such Obligor that, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (v) there is no worker's compensation liability, experience or matter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (vi) to the knowledge of such Obligor, there is no threatened or pending liability against such Obligor pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending or, to the knowledge of such Obligor, threatened against such Obligor that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
      (viii) to the knowledge of such Obligor, no employee or agent of such Obligor has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreements that is contrary to the express terms of any applicable collective bargaining agreement other than such term or condition that would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) None of the transactions contemplated in the Documents or the application by the Issuers or any of their respective Subsidiaries of the proceeds of the Units will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part
      220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part
      224) of the Board of Governors of the Federal Reserve System).

(gg) Neither such Obligor nor any of its Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and neither such Obligor nor any of its Subsidiaries is or, after giving effect to the Offering and sale of the Units and the application of the proceeds thereof as described in the Final Offering Circular, will be an "investment company" as defined in the Investment Company Act.

(hh) Neither Issuer has engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents, and neither Issuer is under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).

(ii) Except as disclosed in the Final Offering Circular, such Obligor and each of its Subsidiaries (i) is in compliance with all applicable foreign, Federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case, except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as disclosed in the Final Offering Circular, neither such Obligor nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

      In the ordinary course of its business, such Obligor periodically reviews the effect of Environmental Laws on the business, operations and properties of such Obligor and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, such Obligor has reasonably concluded that such associated costs would not have a Material Adverse Effect.

(jj) Except as provided in the Credit Agreement or as described in the Final Offering Circular, as of the Closing Date, there will be no contractual encumbrances or restrictions on the ability of any Restricted Subsidiary of the Company (x) to pay dividends or make other distributions on such Restricted Subsidiary's Capital Stock or to pay any Indebtedness to the Company or any other Restricted Subsidiary of the Company, (y) to make loans or advances or pay any Indebtedness to, or investments in, the Company or any other Restricted Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company.

(kk)  (a) Upon:

      (i)   [INTENTIONALLY OMITTED]

      (ii) the execution and delivery of the Pledge of Receivables, dated as of the Closing Date (the "Pledge of Receivables"), by the Dutch Issuer, Phibro Animal Health SA and the Collateral Agent, a valid and enforceable right of pledge over all Inter-company Receivables (as defined in the Pledge of Receivables) due from Phibro Animal Health SA will be created to secure the Dutch Notes; provided that such right of pledge created to secure the Dutch Notes shall be subject only to the right of pledge created under the pledge of receivables dated as of October 21, 2003, by the Dutch Issuer, Phibro Animal Health SA and the Collateral Agent to secure the Existing Dutch Notes;

      (iii) the execution and delivery of the Pledge of Movable Assets, dated as of the Closing Date (the "Pledge of Movable Assets"), by the Dutch Issuer and the Collateral Agent and the registration thereof in The Netherlands with the register of the Belastingdienst Ondernemingen, a valid and enforceable right of pledge over the Moveable Assets (as defined in the Pledge of Movable Assets) will be created to secure the Dutch Notes; provided that such right of pledge created to secure the Dutch Notes shall be subject only to the right of pledge created under the pledge of movable assets dated as of October 21, 2003, by the Dutch Issuer and the Collateral Agent to secure the Existing Dutch Notes;

      (iv) the execution and delivery of the Share Pledge Agreement, dated as of the Closing Date (the "Share Pledge Agreement"), by the Dutch Issuer, Phibro Animal Health SA and the Collateral Agent and upon due recordation of the pledge purported to be created thereby into the shareholders' register of Phibro Animal Health SA, such security will be a valid perfected security interest over the shares of Phibro Animal Health SA to secure the Dutch Notes; provided that such right of pledge created to secure the Dutch Notes shall be subject only to the right of pledge created under the share pledge agreement dated as of October 21, 2003, by the Dutch Issuer, Phibro Animal Health SA and the Collateral Agent to secure the Existing Dutch Notes;

      (v) the execution and delivery of the Receivables Pledge Agreement, dated as of the Closing Date (the "Receivables Pledge Agreement"), by Phibro Animal Health SA and the Collateral Agent, and to the extent that the pledge purported to be created thereby relates to Inter-group Claims and Trade Receivables (in both cases as defined in the Receivables Pledge Agreement), the notification to the debtors of such Inter-Group Claims and Trade Receivables (in accordance with relevant provisions of the Receivables Pledge Agreement), and subject to any applicable conflict of law rules, such security interest will be a valid perfected security interest over such Inter-Group Claims and Trade Receivables to secure its Foreign Guarantee in respect of the Dutch Notes; provided that such right of pledge created to secure such Foreign Guarantee shall be subject only to the right of pledge created under the receivables pledge agreement dated as of October 21, 2003, by Phibro Animal Health SA and the Collateral Agent to secure the Existing Dutch Notes; and

      (vi) the execution and delivery of the Floating Charge Agreement, dated as of the Closing Date (the "Floating Charge Agreement"), by Phibro Animal Health SA and HSBC Trinkaus & Burkhardt (International) SA, as subcollateral agent (the "Sub-Collateral Agent"), and upon due registration and inscription with the relevant land registry (Hypotheekbewaarder/Conservateur des hypotheques), such security interest will be a valid perfected security interest over the assets contemplated in the Floating Charge Agreement to secure its Foreign Guarantee in respect of the Dutch Notes; provided that such security interest shall be subject only to the security interest created under the floating charge agreement dated as of December 8, 2004 (the "Existing Floating Charge Agreement"), by Phibro Animal Health SA and the Sub-Collateral Agent to secure the Existing Dutch Notes.

(b) As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of any Obligor or any rights thereunder.

(c) The issuance of the Notes, the Guarantees and the Company Guarantee in respect thereof neither (i) requires that any new filings be made or any other action taken to perfect or to maintain the perfection of the Liens granted pursuant to (A) any existing Collateral Agreement (as such term is defined in the Indenture) or (B) except as set forth in paragraph (a) above, any Collateral Agreement nor (ii) impairs the validity, effectiveness or priority of the Liens granted pursuant to any existing Collateral Agreement (as defined in the Indenture). Such Liens created under the existing Collateral Agreements (as defined in the Indenture) (x) continue unimpaired with the same priority to secure repayment of all obligations under the Existing Notes, the existing Guarantees (as defined in the Indenture) in respect of the Existing Notes, the Indenture and the existing Collateral Agreements (as defined in the Indenture), whether heretofore or except with respect to the issuance of any Additional Notes (including the Notes but excluding any

            Exchange Notes (as defined in the Indenture) issued in exchange for any Existing Notes) and obligations directly related thereto, hereafter incurred and (y) subject to any Permitted Liens, continue to secure repayment of all obligations under the U.S. Notes and the existing Domestic Guarantees (as defined in the Indenture) in respect of the U.S. Notes and the Dutch Notes, whether heretofore or hereafter incurred.

(ll) Each certificate signed by any officer of either Issuer, or any Subsidiary thereof, delivered to the Initial Purchaser shall be deemed a representation and warranty by such Issuer or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(mm) Each of the Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(nn) The Dutch Issuer is in compliance with the requirements for an exemption from the banking license requirement under Section 6 of the Dutch Act on the Supervision of the Credit Institutions 1992 (Wet toezicht kredietwezen
      1992) as set forth in the Exemption Regulation under the Dutch Act on the Supervision of the Credit Institutions 1992 (Vrijstellingsregeling Wet toezicht kredietwezen 1992).

         5. COVENANTS OF THE OBLIGORS. Each Domestic Obligor, jointly and severally, on behalf of itself and its Subsidiaries, and each Foreign Obligor, jointly and severally, on behalf of itself and its Subsidiaries, hereby agrees:

(a) To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Units or Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Units or Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Units or Notes under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To (i) furnish the Initial Purchaser, without charge, as many copies of the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Final Offering Circular that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Issuers hereby consent to the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c) Not to amend or supplement the Final Offering Circular prior to the Closing Date or at any time prior to the completion of the resale by the Initial Purchaser of all of the Notes purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

(d) At any time prior to the completion of the resale of the Units by the Initial Purchaser, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Final Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with Applicable Law, to notify the Initial Purchaser of any such event and to prepare, at the expense of the Company, an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Company or the Initial Purchaser it becomes necessary or advisable to amend or supplement the Final Offering Circular so that the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Units and Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that no Issuer shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities (or otherwise subject itself to taxation) in any jurisdiction in which it is not otherwise so subject.

(f) Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incidental to and in connection with:
      (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents and the Intercreditor Agreement, (C) the preparation, issuance and delivery of the Units, (D) the qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of such Obligor's obligations under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Issuers, (iii) all expenses and listing fees in connection with the application for quotation of the Units and, if applicable, the Notes on the Private Offerings, Resales and Trading Automated Linkages ("PORTAL") market, (iv) all fees and expenses (including, without limitation, fees and expenses of counsel) of the Issuers in connection with approval of the Units and Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Units and the underlying Notes, (vi) all fees and expenses (including, without limitation, reasonable fees and expenses of counsel) of the Trustee, the Collateral Agent and all sub-collateral agents, (vii) all fees and expenses incurred in connection with the creation and perfection of the security interests under each Collateral Agreement (including, without limitation, filing and recording fees, search fees, and taxes) and (viii) all fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with its services to be rendered hereunder including, without limitation, the fees and disbursements of each of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Initial Purchaser, Van Doorne, special Dutch counsel to the Initial Purchaser, and Liedekerke . Wolters . Waelbroeck . Kirkpatrick, special Belgian counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures.

(g) To use the proceeds of the Offering in the manner described in the Final Offering Circular under the caption "Use of Proceeds."

(h) To do and perform all things required to be done or performed, both prior to and after the Closing Date, by such Obligor under the Documents to which it is a party.

(i) Not to, and to ensure that no "affiliate" (as defined in Rule 501(b) of the Act) of the Issuers will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Units or Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Units or Notes.

(j) For so long as any of the Units or any of the Notes remain outstanding, during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request and without cost, to any owner of the Units or the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Units or Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

(k) To comply with the representation letter of the Issuers to DTC relating to the approval of the Units and Notes by DTC for "book entry" transfer.

(l) To use their reasonable best efforts to effect the inclusion of the Units and, if applicable, the Notes in PORTAL and to use their reasonable best efforts to maintain the listing of the Units and, if applicable, the Notes on PORTAL for so long as the Units or the Notes are outstanding.

(m) For so long as any of the Notes remain outstanding, the Issuers will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the SEC or any national securities exchange on which any class of securities of the Issuers may be listed.

(n) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of the Units other than the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Units by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o) During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either of the Issuers or any other "affiliates" (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Units or Notes which constitute "restricted securities" under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other "affiliates" (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(p) To pay all stamp, documentary and transfer taxes (other than Federal, state and local income taxes of the Initial Purchaser) and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Units or Notes or the sale thereof to the Initial Purchaser.

         6. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants that:

(a) It is a QIB and it will offer the Units for resale only upon and subject to the selling restrictions, terms and conditions set forth in this Agreement and in the Final Offering Circular.

(b) It is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer and sell the Units only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Act; provided, however, that in purchasing such Units, such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Offering Circular.

(c) No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Units to be sold in reliance on Regulation S, by means of any directed selling efforts, be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Units.

(d) It will deliver to each Subsequent Purchaser of the Units, in connection with its original distribution of the Units, a copy of the Final Offering Circular, as amended and supplemented at the date of such delivery.

         7. CONDITIONS. The obligations of the Initial Purchaser to purchase the Units under this Agreement are subject to the satisfaction of each of the following conditions or waiver thereof by the Initial Purchaser:

(a) All the representations and warranties of each Obligor and its Subsidiaries contained in this Agreement and in each of the Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, each Obligor and each other party to the Documents (other than the Initial Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Units in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of any Obligor, be pending or contemplated as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of any Obligor, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Units, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Subsequent to the respective dates as of which data and information is given in the Final Offering Circular, there shall not have been any Material Adverse Change.

(e) The Units shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

(f) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers or any securities of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers or any securities of the Issuers by any such rating organization and

      (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)   The Initial Purchaser shall have received on the Closing Date:

      (i) certificates dated the Closing Date, signed on behalf of the Company by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Issuers, to the effect that (a) the representations and warranties set forth in
            Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Issuers have complied with all Documents and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof) no event or events have occurred, no information has become known to any Obligor nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Offering Circular or contemplated hereby or thereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the Capital Stock or long-term Indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Units or Notes has not been enjoined (temporarily or permanently);

      (ii) a certificate, dated the Closing Date, executed on behalf of the Company by the Secretary of each of the Issuers and each Guarantor, certifying such matters as the Initial Purchaser may reasonably request;

      (iii) a certificate of solvency, dated the Closing Date, executed on behalf of the Company by the principal financial or accounting officer of each of the Issuers substantially in the form previously approved by the Initial Purchaser;

      (iv) the opinion of Golenbock Eiseman Assor Bell & Peskoe LLP, special New York counsel to the Obligors, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser;

      (v) the opinion of Allen & Overy LLP, special Dutch and Belgian counsel to the Obligors, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser;

      (vi) the opinion of Greenberg Dauber Epstein & Tucker, special New Jersey counsel to the Obligors, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser;

      (vii) an opinion, dated the Closing Date, of Van Doorne, special Dutch counsel to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser;

      (viii) an opinion, dated the Closing Date, of Liedekerke . Wolters . Waelbroeck . Kirkpatrick, special Belgian counsel to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser; and

      (ix) an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

(h) The Initial Purchaser shall have received from PricewaterhouseCoopers LLP, independent auditors, with respect to the Company, (A) a customary comfort letter, dated the date of the Final Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Final Offering Circular, and (B) a customary "bring down" comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that PricewaterhouseCoopers LLP reaffirms the statements made in its letter furnished pursuant to clause (A) above.

(i) Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Document.

(j) The Initial Purchaser shall have received copies in form and substance reasonably satisfactory to it of all opinions, certificates, letters and other documents delivered or required to be delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(k) The Initial Purchaser shall have received the Final Offering Circular, and the terms of each Document shall conform in all material respects to the description thereof in the Final Offering Circular.

(l) None of the parties to any of the Documents shall be in breach or default of any of their respective obligations in any material respect.

(m) On the Closing Date, the Company shall have paid or caused to have been paid in cash the fees and expenses of each of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Initial Purchaser, Van Doorne, special Dutch counsel to the Initial Purchaser, and Liedekerke . Wolters . Waelbroeck . Kirkpatrick, special Belgian counsel to the Initial Purchaser.

(n)   The Collateral Agent shall have received for the benefit of the Secured
      Parties:

      (i)   [INTENTIONALLY OMITTED]

      (ii)  [INTENTIONALLY OMITTED]

      (iii) [INTENTIONALLY OMITTED]

      (iv)  [INTENTIONALLY OMITTED]

      (v) certificates by the relevant land registry (Hypotheekbewaarder/Conservateur des hypotheques) evidencing that
            (A) the real property of Phibro Animal Health SA as contemplated in the Mortgage Agreement is free of any mortgages, charges, encumbrances, liens, attachments or seizures (except for a mortgage created to the benefit of Collateral Agent in connection with the issuance of the Existing Dutch Notes), and (b) the business (handelszaak/fonds de commerce) of Phibro Animal Health SA contemplated in the Floating Charge Agreement is free of any pledges, charges, encumbrances, liens, attachment or seizure (except for the Existing Floating Charge Agreement);

      (vi) a certified copy of the shareholders' register of Phibro Animal Health SA evidencing that all of the issued and outstanding capital stock has been pledged to and perfected by the Collateral Agent to the benefit of the Secured Parties; and

      (vii) such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent.

(o) The Initial Purchaser shall be satisfied that (i) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral is a valid and enforceable Lien (subject in priority only to Specified Permitted Liens); and (ii) no Lien exists on any of the Collateral other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Agreement, or Permitted Liens.

(p) The Initial Purchaser shall have received a certificate, dated the Closing Date, signed by each of the Chief Executive Officer and the principal financial or accounting officer of the Company, on behalf of the Company, certifying that (i) attached thereto is a true and correct copy of an executed copy of the Belgium Purchase Agreement (as defined in the Second Supplemental Indenture), dated as of a date on or prior to the Closing Date, which purchase agreement shall be in form and substance reasonably satisfactory to the Initial Purchaser, (ii) such purchase agreement is effective and (iii) no default or event of default by the Company or Phibro Animal Health SA or, to the knowledge of the Company, the counterparty thereto, is outstanding under such purchase agreement.

(q) The Initial Purchaser shall have received (i) a certificate, dated the Closing Date, executed by HSBC Bank USA, National Association, the tabulation agent for the Consent Solicitation, certifying receipt by such tabulation agent as to the level of valid consents from the holders of record of the Existing Notes, as of 5:00 p.m., New York City time, on December 8, 2004 (as such time may be extended) and (ii) a certificate, dated the Closing Date, signed by each of the Chief Executive Officer and the principal financial or accounting officer of the Company, on behalf of the Company, certifying that attached thereto is a true and correct copy of an executed copy of the Second Supplemental Indenture, dated as of a date on or prior to the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, and that all procedures and other actions necessary to make the Second Supplemental Indenture and the Proposed Amendments (as defined in the Solicitation Statement) effective shall have been consummated on or prior to the Closing Date.

(r) An amendment to each of the Credit Agreement and the Intercreditor Agreement shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each such amendment which, in each case, shall be in form and substance reasonably satisfactory to the Initial Purchaser.

(s) The Initial Purchaser shall have received a written consent to the issuance of the Units and the Notes from Palladium Equity Partners II, L.P., Palladium Equity Partners II-A, L.P. and Palladium Equity Investors II, L.P. in form and substance reasonably satisfactory to the Initial Purchaser.

         8. INDEMNIFICATION AND CONTRIBUTION.

(a) The Domestic Obligors, jointly and severally, agree and the Foreign Obligors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

      (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto; or

      (ii) the omission or alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      and, subject to the provisions hereof, will reimburse promptly upon demand, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, no Obligor will be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuers by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that such Obligors may otherwise have to the indemnified parties. No Obligor shall be liable under this Section 8 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld. This indemnity, as to the Preliminary Offering Circular, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Units or Notes to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Offering Circular (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Units or Notes to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Offering Circular was corrected in the Final Offering Circular, unless such failure resulted from noncompliance by the Obligors with Section 5(b).

(b) The Initial Purchaser agrees to indemnify and hold harmless each of the Obligors, their directors, officers and each person, if any, who controls such Obligor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities of any kind to which such Obligor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers or their agents by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, promptly upon demand, any legal or other expenses incurred by such Obligor or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c) As promptly as reasonably practical after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest under applicable standards of professional responsibility, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Domestic Obligors or the Foreign Obligors, as the case may be, in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this
      Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d) No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and reasonable legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or
      (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Domestic Obligors or the Foreign Obligors, as the case may be, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the U.S. Issuer or the Dutch Issuer, as the case may be, bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Obligors, on the one hand, or the Initial Purchaser, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) The Obligors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of any Obligor, each officer of such Obligor and each person, if any, who controls such Obligor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Obligor.

(g) Notwithstanding anything to the contrary herein, (i) each Domestic Obligor is jointly and severally liable for any obligation of any other Obligor under this Agreement (including, without limitation, this Section 8) and
      (ii) each Foreign Obligor is jointly and severally liable for any obligation of any other Foreign Obligor under this Agreement (including, without limitation, this Section 8); provided, however, that no Foreign Obligor shall be liable for any obligation of any Domestic Obligor under this Agreement (including, without limitation, this Section 8).

         9. TERMINATION. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser's reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Offering Circular, or (ii) materially impair the investment quality of any of the Units (or underlying Notes);

(b) the failure of the Obligors to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including, without limitation, acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser's sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Offering Circular or to enforce contracts for the sale of any of the Units;

(d) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

(e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's counsel's reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole;

(f) any securities of either Issuer shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(g) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

         10. SURVIVAL OF REPRESENTATIONS AND INDEMNITIES. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Obligors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Units, and payment for them hereunder, and (iii) any termination of this Agreement.

         11. DEFAULT BY THE INITIAL PURCHASER. If the Initial Purchaser shall breach its obligations to purchase the Units that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuers for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate with respect to such Initial Purchaser without liability on the part of the Issuers. Nothing herein shall relieve the Initial Purchaser from liability for its default.

         12. INFORMATION SUPPLIED BY THE INITIAL PURCHASER. The statements set forth on the cover page with respect to price and in the first and second sentences of the third paragraph, the fourth paragraph, the first and second sentences of the sixth paragraph and the first and second sentences of the seventh paragraph under the heading "Plan of Distribution" in the Offering Circular (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Issuers or their Subsidiaries for the purposes of Sections 4(a) and 8 hereof.

         13. MISCELLANEOUS.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to either Issuer, to such Issuer, c/o Phibro Animal Health Corporation, One Parker Plaza, 400 Kelby Street, Fort Lee, NJ 07024 Attention: Corporate Legal Department with a copy to: Golenbock Eiseman Assor Bell & Peskoe LLP, 437 Madison Avenue, New York, NY 10022,
      Attention: Lawrence M. Bell, Esq.; and (ii) if to the Initial Purchaser, to: Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022, Attention: Lloyd H. Feller, Esq. with a copy to: Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019-

      5820, Attention: Ronald S. Brody, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

(b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Obligors, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in
      Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units or Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchaser is intended to be a beneficiary of the Obligors' covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Obligors, and each such purchaser shall have the right to take action against the Obligors to enforce, and obtain damages for any breach of, those covenants.

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASER AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h) To the extent that any Obligor may be entitled to the benefit of any provision of law requiring the Initial Purchaser in any suit, action or proceeding brought in a court of The Netherlands, Belgium or other jurisdiction arising out of or in connection with this Agreement, any other Document or the transactions contemplated hereby, to post security for litigation costs or otherwise post a performance bond or guaranty, or to take any similar action, such Obligor hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of The Netherlands, Belgium or, as the case may be, such other jurisdictions.

(i) This Agreement and each other Document has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement or any other Document shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws of, or official communications of, The Netherlands or Belgium, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement and each other Document, and absent manifest error, control the meaning of the matters set forth therein.

(j)   (i)   If, for the purposes of obtaining judgment in any court or otherwise, it is necessary to convert a sum due hereunder in United
            States dollars ("Dollars") into another currency, each Obligor agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Initial Purchaser could purchase Dollars with such other currency on the business day preceding that on which final judgment is given.

      (ii) The obligation of each Obligor in respect of any sum due from it to the Initial Purchaser shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the business day following receipt by the Initial Purchaser of any sum adjudged to be so due in such other currency the Initial Purchaser may, in accordance with normal banking procedures, purchase Dollars with such other currency; in the event that the Dollars so purchased are less than the sum originally due to the Initial Purchaser in Dollars, such Obligor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless the Initial Purchaser against such loss.

         Please confirm that the foregoing correctly sets forth the agreement among the Issuers, the Guarantors and the Initial Purchaser.

                                         Very truly yours,

                                         PHIBRO ANIMAL HEALTH CORPORATION

                                         By: /s/ Jack C. Bendheim
                                             -----------------------------------
                                             Name: Jack C. Bendheim
                                             Title President

                                         PHILIPP BROTHERS NETHERLANDS III B.V.

                                         By: /s/ Jack C. Bendheim
                                             -----------------------------------
                                             Name: Jack C. Bendheim
                                             Title Managing Director

                                         By: /s/ Joseph Katzenstein
                                             -----------------------------------
                                             Name: Joseph Katzenstein
                                             Title Managing Director

                                      DOMESTIC GUARANTORS:
                                      PRINCE AGRIPRODUCTS, INC.
                                      PHIBROCHEM, INC.
                                      PHIBRO ANIMAL HEALTH HOLDINGS, INC.
                                      PHIBRO CHEMICALS, INC.
                                      WESTERN MAGNESIUM CORP.
                                      C P CHEMICALS, INC.
                                      PHIBRO-TECH, INC.
                                      PHIBRO ANIMAL HEALTH U.S., INC.

                                      By: /s/ David C. Storbeck
                                          -----------------------------------
                                          Name: David C. Storbeck
                                          Title: Vice President

                                      FOREIGN GUARANTORS:
                                      PHIBRO ANIMAL HEALTH SA

                                      By: /s/ Jack C. Bendheim
                                          -----------------------------------
                                          Name: Jack C. Bendheim
                                          Title: Manager

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.

By: /s/ Richard A. Goldenberg
    ------------------------------
    Name: Richard A. Goldenberg
    Title: Managing Director

                                                                      SCHEDULE I

                              LIST OF SUBSIDIARIES

Name of Subsidiary                                        Jurisdiction of Organization
------------------                                        ----------------------------
Phibro Animal Health Holdings, Inc.                                 Delaware
     Phibro Animal Health U.S., Inc.                                Delaware
     Philibro Animal Health de Argentina SRL.                       Argentina
     Phibro Animal Health Pty Ltd.                                  Australia
     Phibro Animal Health, Ltd.                                      Canada
     Philipp Brothers Animal Health de Chile SRL.                     Chile
     Phibro Animal Health de Costa Rica Ltda.                      Costa Rica
     Phibro Corporation Limited.                                    Hong Kong
     Phibro (Malaysia) Sdn Bhd                                      Malaysia
     Philipp Brothers Animal Health de Mexico SRL.                   Mexico
     Phibro Animal Health (Pty) Ltd.                              South Africa
     Philibro Animal Health de Venezuela SRL.                       Venezuela
     PAH Management Company Limited.                             United Kingdom
     Philipp Brothers Netherlands I B.V.                         The Netherlands
          Philipp Brothers Netherlands II B.V.                   The Netherlands
              Philipp Brothers Netherlands III B.V.              The Netherlands
                  Phibro Animal Health SA(1)                         Belgium
              Phibro Saude Animal International Ltda.(2)             Brazil
Prince Agripoducts, Inc.                                            Delaware
Koffolk (1949), Ltd.                                                 Israel
     Koffimex Ltd.(3)                                                Israel
     Agrozan, Ltd.                                                   Israel
     Planalquimica Industrial Ltda.                                  Brazil
     Wychem Limited(4)                                           United Kingdom
Prince MFG, LLC*                                                    Delaware
     PMC Quincy, Inc.*                                              Illinois
Ferro Metal and Chemical Corporation Limited                     United Kingdom
     D.G. Benett Chemicals Limited.                              United Kingdom
     Ferro Metal & Chemical Company Ltd.                         United Kingdom
PhibroChem, Inc.                                                   New Jersey
Western Magnesium Corp.                                            California
MRT Holdings, LLC*                                                  Delaware
CP Chemicals, Inc.                                                 New Jersey
     Phibro-Tech, Inc.(5)                                           Delaware
          L.C. Holding S.A.                                          France
              La Cornubia S.A.                                       France
Phibro Chemicals, Inc.                                              New York
Odda Holdings AS                                                     Norway
     Odda Smelteverk AS.                                             Norway

------------------
(1) All shares owned by Philipp Brothers Netherlands III B.V. other than one share owned by PhibroChem, Inc.

(2) All shares owned by Philipp Brothers Netherlands II B.V. other than one share owned by PhibroChem, Inc.

(3) 760, 984 shares owned by Koffolk (1949), Ltd. and 1 share owned by Agrozan, Ltd.

(4) 200,000 "A" Shares owned by Ferro Metal and Chemical Corporation Limited. and 600,000 "B" Shares owned by Koffolk (1949), Ltd.

(5)   Owned 97.86% by CP Chemicals, Inc. and 2.14% by James O. Herlands.

                                                                     SCHEDULE II

                        COLLECTIVE BARGAINING AGREEMENTS

1. Agreement between Union Local No. 822, District 55 International Association of Machinists and Aerospace Workers, AFL-CIO and The Prince Manufacturing Company, dated April 17, 2000.

2. Agreement between Prince Agri Products, Inc. and Teamsters Local 238, effective July 20, 2002.